Stockholder contact:	Gary Terpening 212-850-1533 gary.a.terpening@columbiamanagement.com

Media contact:	Charles Keller 617-747-0462 charles.r.keller@ampf.com

Columbia Seligman Premium Technology Growth Fund

Announces Fourth Quarter Distribution:

9.25% Annual Rate for IPO Investors

Boston, MA –November 1, 2012 – Today, Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) (the Fund) declared a fourth-quarter distribution, pursuant to its managed distribution policy, in the amount of $0.4625 per share, which is equal to a quarterly rate of 2.3125% (9.25% annualized) of the $20.00 offering price in the Fund’s initial public offering in November 2009.

The distribution will be paid on November 21, 2012 (the Payment Date) to Stockholders of record on November 13, 2012. The ex-dividend date is November 9, 2012. It is anticipated that the Fund will make a subsequent distribution under its managed distribution policy in the month of February.

Prior to the managed distribution policy, the Fund paid distributions pursuant to a level rate distribution policy. Under its former distribution policy and consistent with the Investment Company Act of 1940, as amended, the Fund could not distribute long-term capital gains more often than once in any one taxable year.

In October 2010, the Fund received exemptive relief from the Securities and Exchange Commission that permits the Fund to make periodic distributions of long-term capital gains more often than once in any one taxable year. After consideration by the Fund’s Board, the Fund adopted the current managed distribution policy which allows the Fund to make periodic distributions of long-term capital gains.

The following table sets forth the estimated breakdown of the distribution noted above, on a per share basis, from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0
Net Realized Short-Term Capital Gains	0.00%	$0
Net Realized Long-Term Capital Gains	0.00%	$0
Return of Capital or other Capital Source	100.00%	$0.4625
Total	100.00%	$0.4625

The following table sets forth the estimated breakdown, on a per share basis, of all distributions made by the Fund during the year-to-date period ended on the Payment Date (includes the dividend payment noted in the table above) from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of All Distributions Paid Through Year-To-Date Period Ended on the Payment Date
Sources	%	US Dollar
Net Investment Income	0.00%	$0
Net Realized Short-Term Capital Gains	0.00%	$0
Net Realized Long-Term Capital Gains	0.00%	$0
Return of Capital or other Capital Source	100.00%	$1.85
Total	100.00%	$1.85

The Fund estimates that it has distributed more than its income and net realized capital gains. Therefore, a portion of your distribution may be a return of capital or other capital source. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts, sources and percentage breakdown of the distributions reported above are only estimates and are not being provided for, and should not be used for, tax reporting purposes. The actual amounts, sources and percentage breakdown of the distribution for tax reporting purposes, which may include return of capital, will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the period since inception of Fund investment operations through the period noted and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at October 31, 2012.

Average Annual Total NAV Return for the Period Since Inception of Investment Operations (November 30, 2009) Through October 31, 2012	1.73%
Annualized Distribution Rate as a Percentage of October 31, 2012 NAV Price (For the Period Since Inception of Investment Operations (November 30, 2009) through October 31, 2012)	12.18%

The following table sets forth (i) the cumulative total return (at NAV) of a share of the Fund’s common stock for the year-to-date period ended October 31, 2012 and (ii) the Fund’s distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at October 31, 2012.

Cumulative Total NAV Return for the Year-to-Date Period Ended October 31, 2012	-3.89%
Distribution Rate as a Percentage of October 31, 2012 NAV Price (For the Year-to-Date Period Ended October 31, 2012)	9.13%

You should not draw any conclusions about the Fund’s investment performance from the amount of the distributions noted in the tables above or from the terms of the Fund’s distribution policy.

The Fund or your financial professional will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions on your US federal income tax return. For tax purposes, the Fund is required to report unrealized gains or losses on certain non-US investments as ordinary income or loss, respectively. Accordingly, the amount of the Fund’s total distributions that will be taxable as ordinary income may be different than the amount of the distributions from net investment income reported above.

The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

The Fund is a closed-end investment company that trades on the New York Stock Exchange.

Past performance does not guarantee future results.

Important Disclosures:

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund’s most recent periodic reports and other regulatory filings by contacting your financial advisor or visiting www.columbiamanagement.com. These reports and other filings can also be found on the Securities and Exchange Commission’s EDGAR Database. You should read these reports and other filings carefully before investing.

The Fund expects to receive all or some of its current income and gains from the following sources: (i) dividends received by the Fund that are paid on the equity and equity-related securities in its portfolio; and (ii) capital gains (short-term and long-term) from option premiums and the sale of portfolio securities. It is possible that the Fund’s distributions will at times exceed the earnings and profits of the Fund and therefore all or a portion of such distributions may constitute a return of capital as described below. A return of capital is a return of your original investment. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the Fund’s distribution policy.

A return of capital is not taxable, but it reduces a stockholder’s tax basis in his or her shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the stockholder of his or her shares. Distributions may be variable, and the Fund’s distribution rate will depend on a number of factors, including the net earnings on the Fund’s portfolio investments and the rate at which such net earnings change as a result of changes in the timing of, and rates at which, the Fund receives income from the sources noted above. As portfolio and market conditions change, the rate of dividends on the shares and the Fund’s distribution policy could change. The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative. The Fund’s investment policy of investing in technology and technology-related companies and writing call options involves a high degree of risk.

There is no assurance that the Fund will meet its investment objectives or that distributions will be made. You could lose some or all of your investment. In addition, closed-end funds frequently trade at a discount to their net asset values, which may increase your risk of loss.

The market prices of technology and technology-related stocks tend to exhibit a greater degree of market risk and price volatility than other types of investments. These stocks may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. These stocks also may be affected adversely by changes in technology, consumer and business purchasing patterns, government regulation and/or obsolete products or services. Technology and technology-related companies are often smaller and less experienced companies and may be subject to greater risks than larger companies, such as limited product lines, markets and financial and managerial resources. These risks may be heightened for technology companies in foreign markets.

Investment products are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

The Fund’s use of derivatives introduces risks possibly greater than the risks associated with investing directly in the investments underlying the derivatives. A relatively small price movement in an underlying investment may result in a substantial gain or loss.

The Columbia Seligman Premium Technology Growth Fund is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

© 2012 Columbia Management Investment Advisers, LLC. All rights reserved.